EXHIBIT 10(n)
                        QUAKER CHEMICAL CORPORATION

               DEFERRED COMPENSATION PLAN FOR EXECUTIVE OFFICERS


                                 Preamble

     This Plan is an unfunded deferred compensation arrangement for a select group of management or highly-compensated personnel and all rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The purpose of the Plan is to allow eligible Executive Officers to defer the receipt of all or a portion of their compensation until such date as is specified herein.

                                 ARTICLE I

                                Definitions

     "Board" means the Board of Directors of Quaker or any duly constituted committee thereof.

     "Quaker" means Quaker Chemical Corporation, a Pennsylvania corporation, and its corporate successors.

     "Fiscal year" or "year" (unless otherwise specified) means Quaker's fiscal year as now constituted or as it may be changed hereafter from time to time.

     "Participant" means an Executive Officer of Quaker or of a Subsidiary, designated by the Chief Executive Officer of Quaker for participation in the Plan.

     "Plan" means this Deferred Compensation Plan for Executive Officers as it may be amended from time to time.

     "Subsidiary" means a company of which Quaker owns, directly or indirectly, at least a majority of the shares having voting power in the election of directors.


                                ARTICLE II

     Designation of Participants and Deferred Compensation Agreements

Section 2.01. From time to time, the Chief Executive Officer of Quaker shall specify:

     (a) The name of each Executive Officer who shall be entitled to participate in the Plan; and

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     (b)  The amount or percentage of compensation otherwise payable to the
Participant which may be deferred until such Participant's retirement, termination of employment, disability or death.

Section 2.02. Quaker and each Executive Officer eligible to participate in the Plan pursuant to Section 2.01 hereof shall enter into a written agreement, substantially in the form attached hereto or Exhibit "A" ("Deferred Compensation Agreement"), which shall contain the terms and conditions of the Participant's deferral arrangement with the Company, which terms and conditions shall be consistent with the terms of the Plan and the specifications of the Board. In the event of any inconsistency or discrepancy between the terms of the Plan and any Deferred Compensation Agreement, the terms of the Deferred Compensation Agreement shall control.


                                ARTICLE III

              Deferred Payments, Investments, and Forfeitures

Section 3.01. Quaker shall cause an account to be kept in the name of each Participant which shall reflect the value of the deferred benefits payable under the Deferred Compensation Agreement. Alternatively, Quaker may establish a trust for the purpose of holding and investing the compensation deferred pursuant to the Deferred Compensation Agreement. Any such trust shall be in substantially the same form as the trust established under the trust agreement attached hereto as Exhibit "B" ("the "Trust").

Section 3.02. Title to and beneficial ownership of any assets, whether cash or investments, which Quaker may set aside, earmark or place into trust hereunder, shall at all times remain the assets of Quaker; no Participant or beneficiary shall under any circumstances acquire any property interest in any specific assets of Quaker or a Trust.

Section 3.03. The provisions of each Agreement and Trust shall determine the time and manner of the distribution of benefits in the event of the retirement, termination of employment, disability or death of a Participant.


                                ARTICLE IV

                              Administration

Section 4.01. The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of Quaker and the trustee of any Trust. All expenses of administering the Plan or a Trust shall be paid by Quaker either from funds set aside or earmarked under the Plan or from other funds.

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Section 4.02.  To the extent permitted by law, the right of any Participant or any beneficiary in any benefit or to any payment hereunder or pursuant to a Deferred Compensation Agreement or Trust shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

Section 4.03. No member of the Board and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall Quaker be liable to any person for any such action unless attributable to fraud or wilful misconduct on the part of a director, officer or employee of Quaker.


                                 ARTICLE V

                             Amendment of Plan

       The Plan may be amended in whole or in part from time to time by the Board; provided, however, that no such amendment shall effect the rights of any Participant under any existing Agreement or Trust.

       IN WITNESS WHEREOF, Quaker Chemical Corporation has by its appropriate officer, adopted this Plan on this 10th day of July, 1996.

                                    QUAKER CHEMICAL CORPORATION


                                    By:___________________________________


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